Exhibit 99.1

The Baldwin Group and CAC Group to Merge, Creating the Largest Majority Colleague-Owned, Publicly-Traded Insurance Broker

•Total upfront consideration of $1.026 billion, consisting of $438 million in cash and 23.2 million shares of Baldwin common stock valued at $589 million based on the 30-day volume-weighted average pricing as of 12/1/2025; implied multiple of 7.9x 2025E Pro Forma Adjusted EBITDA inclusive of targeted full run-rate synergies.
•Post-closing payments include a performance-based earnout of up to $250 million and a $70 million deferred payment.
•The transaction would be accretive to 2025 Adjusted EPS by over 20% based on targeted full run-rate synergies and the exclusion of one-time integration costs and transaction expenses.
•The transaction is expected to be approximately net leverage neutral at close and to accelerate Baldwin’s path to deleveraging through 2028.
•The combined entity is expected to generate 2026 Gross Revenue and Adjusted EBITDA in excess of $2 billion and $470 million, respectively.
•On a pro forma basis, Baldwin would rank as the largest majority colleague-owned, publicly-traded insurance broker in the United States, based on Business Insurance’s 2025 Top 100 U.S. Brokers list.

TAMPA, FL – December 2, 2025 – The Baldwin Group ("Baldwin" or the “Company”) (NASDAQ: BWIN), a leading independent insurance brokerage and advisory firm, today announced it has entered into a definitive agreement to merge with CAC Group ("CAC"), a nationally recognized specialty and middle-market insurance brokerage firm (#35 in Business Insurance’s 2025 rankings). This transformational combination is expected to create one of the largest independent insurance advisory and distribution platforms in the United States, with exceptional depth in industry specialization and product expertise. The transaction is expected to close in the first quarter of 2026, subject to customary closing conditions and regulatory approvals.

The combination is expected to significantly expand the specialty capabilities of The Baldwin Group’s Insurance Advisory Solutions (IAS) segment by integrating CAC’s deep expertise in industries such as natural resources, private equity, real estate, senior living, education, and construction. Additionally, the combined company is expected to benefit from CAC’s strength in specialty product lines, including Financial Lines, Transactional Liability, Cyber, and Surety. These specialty capabilities are further strengthened by CAC’s industry-leading data and analytics platform.

The merger pairs CAC’s specialty expertise with Baldwin’s extensive middle market distribution platform, creating new pathways to bring advanced solutions to a broader client base. The combined platform expects to leverage Baldwin’s reinsurance and MGA operations and proprietary technology platforms. The merger also unites two colleague-

centric cultures grounded in equity ownership and a shared commitment to attracting and developing the industry’s top talent.

With a footprint in all major markets across the United States, the combined organization will comprise nearly 5,000 colleagues serving clients across retail, specialty, reinsurance, and MGA platforms.

"This is a transformational moment for The Baldwin Group. This combination brings together two highly complementary firms, aligned in culture and values, yet distinct in expertise, business mix, and geographic footprint. By uniting CAC’s deep specialty capabilities with Baldwin’s scale and diversified platform, we create a stronger, more balanced organization that can deliver exceptional solutions for clients and unmatched opportunities for colleagues," said Trevor Baldwin, CEO of The Baldwin Group. “CAC has built an enviable specialty firm, and we are looking forward to welcoming their exceptional team to The Baldwin Group.”

"Coming together with Baldwin gives us the scale and infrastructure to accelerate everything that makes CAC distinctive: our specialty expertise, entrepreneurial mindset, and relentless focus on client success. This merger positions us to deliver more for clients and create expanded opportunities for colleagues, while staying true to the values that have fueled our growth," said Erin Lynch, CEO of CAC Group.

WEBCAST AND CONFERENCE CALL INFORMATION
The Baldwin Group will host a webcast and conference call to discuss the CAC Group Partnership on Wednesday, December 3, 2025, at 8:30 AM ET. A live webcast and a slide presentation will be available on The Baldwin Group’s investor relations website at ir.baldwin.com.

The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available at ir.baldwin.com for one year following the call.
# # #
ABOUT THE BALDWIN GROUP
The Baldwin Group, the brand name for The Baldwin Insurance Group, Inc. ("Baldwin") (NASDAQ: BWIN) and its affiliates, is an independent insurance distribution firm providing indispensable expertise and insights that strive to give our clients the confidence to pursue their purpose, passion and dreams. As a team of dedicated entrepreneurs and insurance professionals, we have come together to help protect the possible for our clients. We do this by delivering bespoke client solutions, services, and innovation through our comprehensive and tailored approach to risk management, insurance, and employee benefits. We support our clients, colleagues, insurance company partners, and communities through the deployment of vanguard resources and capital to drive our organic and inorganic growth. The Baldwin Group proudly represents more than three million clients across the United States and internationally. For more information, please visit www.baldwin.com.

ABOUT CAC GROUP
CAC Group is a leading insurance broker and advisor that provides expertise and placement capabilities across the spectrum of insurance and capital markets. The entity comprises CAC Specialty, an industry leading specialty broker, CAC Agency, a P&C, personal lines and employee benefits broker, and CAC Capital, a structured solutions group that specializes in the convergence of insurance and capital markets. Collectively, CAC Group serves large corporations, small-to-medium enterprises as well as individuals. It is an employee-owned company and ranked in the top 40 of all U.S. brokerage firms. For more information, visit www.cacgroup.com.

NOTE ON NON-GAAP AND PRO FORMA MEASURES
With respect to The Baldwin Group’s expectations or projections regarding the performance of the Company, CAC, and the combined company, such expectations and the related forward-looking non-GAAP measures are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in projecting and quantifying the various adjusting items necessary for such reconciliations that have not yet occurred, are out of the Company’s and CAC’s control or cannot be reasonably predicted.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent The Baldwin Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address The Baldwin Group's future operating, financial or business performance or The Baldwin Group’s strategies or expectations, including those related to the merger described above (the “Merger”). In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in Baldwin’s Annual Report on Form 10-K for the year ended December 31, 2024 and in Baldwin’s other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov, including the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, the risk that Baldwin or CAC may be unable to obtain governmental and regulatory approvals required for the proposed transaction, or required governmental and regulatory approvals may delay the proposed transaction or result in the imposition of conditions that could cause the parties to abandon the proposed transaction, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, Baldwin’s ability to successfully integrate businesses that it acquires, including CAC, and to achieve the benefits Baldwin expects to realize as a result of such acquisitions, general economic and business conditions, Baldwin’s business strategy for expanding its presence in our industry, Baldwin’s expectations of revenue, operating costs and profitability, Baldwin’s expectations regarding its strategy and investments, the potential adverse impact on Baldwin’s financial condition and results of operations if it does not realize those expected benefits, liabilities of the businesses that Baldwin acquires that are not known to it, Baldwin’s expectations regarding its business, including market opportunity, consumer demand and its competitive advantage, anticipated trends in Baldwin’s financial condition and results of operations, the impact of competition and technological change, existing and future regulations affecting Baldwin’s business, Baldwin’s ability to comply with the rules and regulations of the SEC Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to The Baldwin Group or to persons acting on The Baldwin Group's behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and The Baldwin Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

MEDIA RELATIONS
Anna Rozenich, Senior Director, Enterprise Communications
The Baldwin Group
630.561.5907 | anna.rozenich@baldwin.com

INVESTOR RELATIONS
Bonnie Bishop, Executive Director, Investor Relations
The Baldwin Group 813.259.8032 | IR@baldwin.com